UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2016

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1200 Midland, Texas		79701
(Address of principal executive offices)		(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

Notes Offering

On October 20, 2016, Diamondback Energy, Inc. (“Diamondback”) issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $500 million aggregate principal amount of its Senior Notes due 2024 (the “Notes”) to fund the repurchase of its outstanding 7.625% Senior Notes due 2021. The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Certain Additional Information

Diamondback recently announced that its average daily production during the third quarter of 2016 was 44,923 BOE/d (73% oil), up 22% from the average daily production of 36,841 BOE/d during the second quarter of 2016. Average realized prices during the third quarter of 2016 were $42.11 per barrel of oil, $2.37 per Mcf of natural gas and $13.76 per barrel of natural gas liquids. Average daily production for Viper Energy Partners LP (“Viper”) during the third quarter of 2016 was 6,255 BOE/d (75% oil), up 16% from the average daily production of 5,380 BOE/d during the second quarter of 2016. Viper’s third quarter 2016 average realized prices were $41.97 per barrel of oil, $2.39 per Mcf of natural gas and $12.56 per barrel of natural gas liquids.

Diamondback is currently running five horizontal drilling rigs and expects to add a sixth horizontal rig early next year.

In September 2016, Diamondback completed its previously announced acquisition in the Southern Delaware Basin, which included approximately 19,180 net acres, 19 gross producing vertical wells, 11 gross producing horizontal wells, saltwater disposal and gathering infrastructure and other related assets. Upon completion of this transaction, Diamondback’s net acreage position increased to approximately 105,000 net acres in the Northern Midland and Southern Delaware Basins.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

99.1	Press Release dated October 20, 2016 entitled “Diamondback Energy Launches Proposed $500 Million Offering of Senior Notes to Repurchase its Outstanding 7.625% Senior Notes due 2021.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: October 20, 2016	By:	/s/ Teresa L. Dick
Teresa L. Dick Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

99.1	Press Release dated October 20, 2016 entitled “Diamondback Energy Launches Proposed $500 Million Offering of Senior Notes to Repurchase its Outstanding 7.625% Senior Notes due 2021.”